23(d)(36)a
Amendment dated November 19, 2009 to Vanguard Investing Agreement on behalf of Transamerica Index 35 VP and Transamerica Index 100 VP

SCHEDULE A
List of Investing Funds
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica Efficient Markets VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Hard Asset VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP

SCHEDULE B
List of Vanguard Trusts and Vanguard Funds that offer an ETF Share Class
VANGUARD BOND INDEX FUNDS
Vanguard Intermediate-Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Short-Term Bond Index Fund
Vanguard Total Bond Market Index Fund
VANGUARD INDEX FUNDS
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Total Stock Market Index Fund
Vanguard Value Index Fund
Vanguard Large-Cap Index Fund
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World ex-US Index Fund
Vanguard FTSE All-World ex-US Small-Cap Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund
VANGUARD SPECIALIZED FUNDS
Vanguard Dividend Appreciation Index Fund
Vanguard REIT Index Fund
VANGUARD TAX-MANAGED FUNDS
Vanguard Europe Pacific ETF
VANGUARD WHITEHALL FUNDS
Vanguard High Dividend Yield Index Fund

SCHEDULE B
List of Vanguard Trusts and Vanguard Funds that offer an ETF Share Class
VANGUARD WORLD FUNDS
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard Extended Duration Treasury Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard Materials Index Fund
Vanguard Mega Cap 300 Index Fund
Vanguard Mega Cap 300 Growth Index Fund
Vanguard Mega Cap 300 Value Index Fund
Vanguard Telecommunication Services Index Fund
Vanguard Utilities Index Fund

SCHEDULE C
Information Provided with respect to Monitoring Procedures
Pursuant to the Order granted by the SEC and this Agreement, the Investing Funds must monitor their individual and aggregate ownership of each Vanguard Fund. In order to accurately monitor ownership levels, the Vanguard Funds must provide the Investing Funds with the information necessary to calculate the Investing Funds’ individual and aggregate ownership levels.
Consequently, in connection with this Agreement, Vanguard agrees to electronically deliver a spreadsheet showing the total assets in each Vanguard portfolio, which includes each Vanguard ETF Fund, as listed in Schedule B (“Monitoring Information”), as of the close of trading on the New York Stock Exchange (“Business Day”).
•	Vanguard will automatically provide this Monitoring Information to the individuals listed below once a month by the close of trading on the NYSE (generally, 4 p.m. U.S. Eastern Time) on the first Business Day of each month and on the record date for any shareholder vote.

•	Vanguard also agrees to provide such Monitoring Information upon request by an Investing Fund, or on behalf of an Investing Fund, for a specific Vanguard Fund and a specific time so that the Investing Funds can monitor compliance.
On behalf of the Vanguard Funds, the Monitoring Information must be sent, as described above, to the names and email addresses of the following individuals:

Name	Title	Email Address	Phone Number
Tony Pedata	Compliance	tpedata@aegonusa.com	727.557.3102

Christopher Frye	Compliance	cfrye@aegonusa.com	727.557.2926

Tina Jebb	Compliance	tjebb@aegonusa.com	727.557.3127
When requesting updated Monitoring Information, the Investing Funds must direct their request to the following individuals:

Name	Title	Email Address	Phone Number
Heath Borders	Sales Analyst	heath_borders@vanguard.com	610.503.0436

Tony Salvi	Sales Executive	tony_salvi@vanguard.com	610.669.0151

Amy Oberly	Relationship Manager	amy_oberly@vanguard.com	610.669.4454

Jim Spofford	Relationship Administrator	james_spofford@vanguard.com	610.669.8039